EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (File Nos. 333-151288 , 333-64711, 333-51362, 333-100739) of Glen Rose Petroleum Corporation on Form S-8 of our report dated July 10, 2009, relating to the accompanying consolidated financial statements, appearing in the Annual Report on Form 10-K of Glen Rose Petroleum Corporation for the fiscal year ended March 31, 2009.

/S/ Jonathon P. Reuben, an Accountancy Corporation

Torrance, California

July 13, 2009